09-Jan-96  /WLK                          PERFORMANCE CALCULATION

                                 COLONIAL GLOBAL UTILITIES FUND - CLASS A

                                        Fiscal Year End: 10/31/95
                                         Inception Date: 10/15/91


                                                                SINCE INCEPTION
                    1 YEAR ENDED 10/31/95                      10/15/91 TO 10/31/95

                   Standard        Non-Standard            Standard      Non-Standard
                    ------------    -------------------     ------------  -------------------
Initial Inv.       $1,000.00       $1,000.00               $1,000.00     $1,000.00
Max. Load               5.75%                                   5.75%

Amt. Invested        $942.50       $1,000.00                 $942.50     $1,000.00
Initial NAV           $10.61          $10.61                  $10.00        $10.00
Initial Shares        88.831          94.251                  94.250       100.000

Shares From Dist.      5.013           5.320                  24.319        25.806
End of Period NAV     $11.08          $11.08                  $11.08        $11.08

Total Return            3.98%          10.32%                  31.37%        39.39%

Average Annual
 Total Return           3.98%          10.32%                   6.97%         8.55%


    09-Jan-96  /WLK                       PERFORMANCE CALCULATION

                                        COLONIAL GLOBAL UTILITIES FUND - CLASS B

                                          Fiscal Year End: 10/31/95

                                           Inception Date: 3/27/95



                                               SINCE INCEPTION
                                              3/27/95 TO 10/31/95

                                          Standard       Non-Standard
                                           -------------  --------------------
    Initial Inv.                          $1,000.00       $1,000.00

    Amt. Invested                         $1,000.00       $1,000.00
    Initial NAV                              $10.42          $10.42
    Initial Shares                           95.969          95.969

    Shares From Dist.                         2.248           2.248
    End of Period NAV                        $11.08          $11.08

    CDSC                                       5.00%
    Total Return                               3.82%           8.82%

    Average Annual
     Total Return                                N/A            N/A


   09-Jan-96 /WLK                   PERFORMANCE CALCULATION

                                 COLONIAL GLOBAL UTILITIES FUND - CLASS D

                                    Fiscal Year End: 10/31/95

                                     Inception Date: 3/27/95



                                         SINCE INCEPTION
                                        3/27/95 TO 10/31/95

                                    Standard     Non-Standard
                                     ------------ -------------------
   Initial Inv.                   $1,000.00       $1,000.00
   Max. Load                           1.00%

   Amt. Invested                    $990.00       $1,000.00
   Initial NAV                       $10.42          $10.42
   Initial Shares                    95.010          95.969

   Shares From Dist.                  2.232           2.248
   End of Period NAV                 $11.08          $11.08

   CDSC                                1.00%
   Total Return                        6.74%           8.82%

   Average Annual
    Total Return                         N/A            N/A

